Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contact:

Heather Wietzel

Lambert, Edwards & Associates

investors@perceptron.com

+1 616 233-0500

Perceptron Takes Leadership Position in Market for Coordinate Measuring Machines with
Transactions Valued at $15.9 Million;

Reaches Agreement to Acquire Coord3, an Italy-based CMM Designer and Manufacturer, and
Acquires Next Metrology, a Czech Republic-based CMM Software Developer;

Conference Call To Be Held on Friday (January 30) at 10:30am ET

Plymouth, MI, January 29, 2015 -- Perceptron Inc. (NASDAQ: PRCP), a leader in non-contact 3D machine vision solutions for industrial measurement, inspection, and robot guidance applications, today announced that it has reached agreement to acquire two European metrology companies:

-	Coord3® Industries s.r.l., a leading mid-market designer and manufacturer of a full range of high-quality and high-performance Coordinate Measurement Machines (CMM), based in Turin, Italy.
-	Next Metrology Software s.r.o., a technical leader in CMM operating software and the developer of TouchDMIS™, based in Prague, Czech Republic.

The NMS acquisition closed on January 29. The Coord3 acquisition is expected to close in February 2015, subject to customary closing conditions. The total value of the transactions will be approximately $15.9 million, in a combination of cash and assumed debt. The combined companies have approximately $15 million in annual revenue. Management expects the transactions will be accretive by the end of fiscal 2016.

Jeffrey M. Armstrong, chief executive officer of Perceptron, said, “The acquisitions of Coord3 and Next Metrology illustrate the progress we are making to implement our strategic plan. These transactions expand and diversify our offerings in the industrial metrology market, and particularly in the scanning CMM market, which is estimated to be growing at a 15 percent annual rate. According to Frost & Sullivan, global CMM sales are estimated to exceed $1.8 billion in 2015, with automotive CMM sales at approximately $625 million and aerospace CMM sales at approximately $350 million. By offering a compelling solution in this marketplace, we believe we can help expand the overall market while increasing our share of the total.”

Armstrong continued, “Coord3 is a leading, innovative supplier of a full range of CMMs with a growing global customer base. Notably, it is one of only two companies in the world able to design and manufacture gantry-style CMMs used to measure very large equipment such as aircraft wings, complete car bodies and railcar frames. By combining the full range of Coord3’s CMMs with Perceptron’s laser scanners and NMS’s easy-to-use TouchDMIS™ CMM operating software, Perceptron moves into a market leadership position, able to offer price-competitive, fully integrated CMM solutions worldwide.”

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Armstrong added, “Our resources will significantly expand the geographic reach of Coord3, as well as providing direct access for their CMMs to our extensive automotive customer base, a market where Coord3 currently does not have significant sales. Importantly, being able to sell CMMs in the automotive sector expands our addressable market to approximately 70 percent of the total that the automotive industry spends on metrology solutions. The industry-leading solutions of Perceptron’s current In-Line Measurement business addresses only about 10 percent of the automotive metrology market.”

Angelo Muscarella, the president of Coord3 Industries, will continue as managing director of Perceptron’s CMM business, which will be operated under the Coord3 name through wholly owned subsidiaries of Perceptron. Muscarella also will serve as Perceptron’s country manager for Italy.

The Company will acquire the business of Coord3 for cash on hand of approximately $2.0 million, a deferred payment of approximately $350,000, payable in 18 months, and assumed debt estimated at approximately $10.7 million. The Company acquired all of the share capital of NMS for cash on hand of approximately $2.6 million and deferred payments of approximately $230,000, payable over the next year. The purchase agreements for both acquisitions are denominated in Euros. The above U.S. Dollar amounts assume a conversion rate of 1.17 USD per Euro.

Conference Call/Webcast Schedule

Perceptron will hold a conference call/webcast on Friday, January 30, at 10:30 AM (ET) to discuss the transactions. The call/webcast will be available via:

Webcast	http://www.visualwebcaster.com/event.asp?id=101478
Conference Call	888 428-9480 (domestic callers) or
719 325-2463 (international callers)
Conference ID	2211968

A replay will be posted to the Company's website after the conference call concludes.

Reminder: Second-Quarter Release and Conference Call/Webcast Schedule

As previously announced, Perceptron will hold its conference call/webcast to discuss financial results for the second quarter and six months ended December 31, 2014, on Thursday, February 5, at 10:00 AM (ET). The company plans to release final financial results after the market closes on Wednesday, February 4. The second-quarter call/webcast will be available via:

Webcast:	http://www.visualwebcaster.com/event.asp?id=101344
Conference Call:	888 329-8862 (domestic callers) or
719 457-2661 (international callers)
Conference ID:	1920563

A replay will be posted to the Company's website after the conference call concludes.

About Perceptron

Perceptron develops, produces, and sells non-contact 3D machine vision solutions for measurement, inspection, and robot guidance in industrial applications. Manufacturing companies throughout the world rely on Perceptron's hardware and software solutions to help them manage their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Perceptron also offers Value Added Services such as training and customer support services. Headquartered in Plymouth, Michigan, Perceptron has approximately 250 employees worldwide, with operations in the United States, Germany, France, Spain, Brazil, Japan, Singapore, China, and India. For more information, please visit www.perceptron.com.

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Safe Harbor Statement

Certain statements in this press release may be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, including the Company's expectation as to its ability to close, and the timing of the closing of, the Coord3 Industries s.r.l. (“Coord3”) acquisition, the revenue and income levels of the businesses of Coord3 and Next Metrology Software s.r.o. (“NMS”) following the acquisition and when they will be accretive to the Company, and its ability to expand its share of the CMM market. When we use words such as "will," "should," "believes," "expects," "anticipates," "estimates," "prospects" or similar expressions, we are making forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risk that the Coord3 acquisition does not close, any difficulties in integrating the businesses of Coord3 and NMS into the Company’s operations, the possibility that anticipated benefits of the acquisition of the businesses of Coord3 and NMS may not materialize as expected, and the risks and uncertainties discussed from time to time in our reports filed with the Securities and Exchange Commission, including those listed in "Item 1A - Risk Factors" of the Company's Annual Report on Form 10-K for fiscal 2014. Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise. The Company's expectations regarding future bookings and revenues are projections developed by the Company based upon information from a number of sources, including, but not limited to, customer data and discussions. These projections are subject to change based upon a wide variety of factors, a number of which are discussed above. Certain of these new orders have been delayed in the past and could be delayed in the future. Because the Company's products are typically integrated into larger systems or lines, the timing of new orders is dependent on the timing of completion of the overall system or line. In addition, because the Company's products have shorter lead times than other components and are required later in the process, orders for the Company's products tend to be issued later in the integration process. A significant portion of the Company's projected revenues and net income depends upon the Company's ability to successfully develop and introduce new products, expand into new geographic markets and successfully negotiate new sales or supply agreements with new customers. Because a significant portion of the Company's revenues are denominated in foreign currencies and are translated for financial reporting purposes into U.S. Dollars, the level of the Company's reported net sales, operating profits and net income are affected by changes in currency exchange rates, principally between the U.S. Dollar, Euro, Chinese Yuan and Japanese Yen. Currency exchange rates are subject to significant fluctuations, due to a number of factors beyond the control of the Company, including general economic conditions in the United States and other countries. Because the Company's expectations regarding future revenues, order bookings, backlog and operating results are based upon assumptions as to the levels of such currency exchange rates, actual results could differ materially from the Company's expectations.

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